Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Carlsmed, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable

	Footnote	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid		Equity	Common Stock, par value $0.00001 per share	457(o)	-	-	-	-	-

		Equity	Preferred Stock, par value $0.00001 per share	457(o)	-	-	-	-	-

		Debt	Debt Securities	457(o)	-	-	-	-	-

		Other	Warrants	457(o)	-	-	-	-	-

		Other	Units	457(o)	-	-	-	-	-

	1	Unallocated (Universal) Shelf		457(o)	-	N/A	$250,000,000	0.0001381	$34,525

Carry Forward Securities

Carry Forward Securities		N/A	-	-	-

		Total Offering Amounts					$250,000,000	0.0001381	$34,525

		Total Fees Previously Paid							-

		Total Fee Offsets							-

		Net Fee Due							$34,525

(1)
This registration statement covers such indeterminate number of shares of securities of each identified class, as may be registered from time to time, having an aggregate initial offering price not to exceed $250,000,000. The securities registered hereunder are to be issued from time to time at prices to be determined. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional securities of the registrant that become issuable by reason of any splits, dividends or similar transactions or anti-dilution adjustments.

The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee. With respect to the primary offering, the amount registered is not specified as to each class of securities to be registered hereunder pursuant to Instruction 2.A.iii.b. of Item 16(b) of Form S-3 under the Securities Act.

No separate consideration will be received for securities that are issued upon conversion of, or exchange for, preferred stock or debt securities, or upon exercise of warrants registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $250,000,000.

Table 2: Fee Offset Claims and Sources	☑Not Applicable

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims

Fee Offset Sources

Table 3: Combined Prospectuses	☑Not Applicable

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date